UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 5, 2015

SeaWorld Entertainment, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35883	27-1220297
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9205 South Park Center Loop, Suite 400 Orlando, Florida	32819
(Address of Principal Executive Offices)	(Zip Code)

(407) 226-5011

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On January 5, 2015, Bruce McEvoy notified the Board of Directors (the “Board”) of SeaWorld Entertainment, Inc. (the “Company”) of his decision to resign from his position as a member of the Board, effective as of January 15, 2015. Mr. McEvoy’s resignation is not in connection with any known disagreement with the Company. Mr. McEvoy was not a member of any committee of the Board.

(d) On January 5, 2015, the Board elected Thomas Moloney as an independent Class II director of the Company to fill the vacancy created by Mr. McEvoy’s resignation, effective as of January 15, 2015. Mr. Moloney has also been appointed to serve on the Board’s Audit Committee. The Company expects Mr. Moloney to stand for election at the annual meeting of stockholders in 2015.

Mr. Moloney served as the interim Chief Financial Officer of MSC—Medical Services Company (“MSC”) from December 2007 to March 2008. He retired as the Senior Executive Vice President and Chief Financial Officer of John Hancock Financial Services, Inc. in December 2004. He had served in that position since 1992. Mr. Moloney served in various other roles at John Hancock Financial Services, Inc. during his tenure from 1965 to 1992, including Vice President, Controller, and Senior Accountant. Mr. Moloney also previously served as a director of MSC from 2005 to 2012. Mr. Moloney serves on the Board of Directors of Genworth Financial, Inc. (NYSE) and also serves on the boards of Nashoba Learning Group and the Boston Children’s Museum (past Chairperson), both non-profit organizations. Mr. Moloney received a B.A. in Accounting from Bentley University and holds an Executive Masters Professional Director Certification from the Corporate Directors Group.

In accordance with the Company’s Outside Director Compensation Policy applicable to all non-employee directors, Mr. Moloney’s compensation for his services as a director will be consistent with that of the Company’s other non-employee directors. For 2015, he will receive a prorated portion of the applicable annual board fee for service on the Board (currently $60,000 per year) based on his partial service during 2015 and an initial equity award of restricted stock that will have a value of $120,000, calculated based on the closing price of the Company’s common stock on the date of grant. Starting in 2016, on the date of each annual meeting of stockholders, Mr. Moloney will receive an annual equity award of restricted stock (currently based on a grant date fair value of $120,000), subject to Mr. Moloney continuing to serve on the Board after each such annual meeting of stockholders. The initial equity award and each annual equity award of restricted stock will vest in three equal installments, with one-third vesting on each of the first, second and third anniversaries of the date of grant, subject to Mr. Moloney’s continued service on the Board through each such vesting date.

Other than the standard compensation arrangements described above, there are no arrangements or understandings between Mr. Moloney and any other person pursuant to which he was elected as a director. Mr. Moloney is not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEAWORLD ENTERTAINMENT, INC.

Date: January 5, 2015	By:	/s/ G. Anthony (Tony) Taylor
	Name:	G. Anthony (Tony) Taylor
	Title:	Chief Legal and Corporate Affairs Officer, General Counsel and Corporate Secretary